UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2021

SABINE ROYALTY TRUST

(Exact name of Registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	1-8424 (Commission File Number)	75-6297143 (I.R.S. Employer Identification No.)

Simmons Bank Park Place 2911 Turtle Creek Blvd. Suite 850 Dallas, Texas (Address of principal executive offices)		75219 (Zip Code)

Registrant’s Telephone Number, including area code: (855) 588-7839

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units of Beneficial Interest	SBR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On November 4, 2021, Simmons Bank, as trustee (the “Trustee”) of Sabine Royalty Trust (the “Registrant”), announced that it has entered into an agreement with Argent Trust Company, a Tennessee chartered trust company (“Argent”), pursuant to which the Trustee will be resigning as trustee of the Registrant and will nominate Argent as successor trustee of the Registrant. The Trustee’s resignation as trustee, and Argent’s appointment as successor trustee, are subject to certain conditions set forth in the agreement, including approval by the unitholders of the Registrant and of certain other trusts of which Simmons Bank acts as trustee (or a court) of (i) Argent’s appointment as successor trustee and (ii) any amendments to the trust agreement of the Registrant and the trust agreements and indentures of the other trusts necessary to permit Argent to serve as successor trustee.

Forward-looking Statements

Any statements in this Current Report on Form 8-K about plans for the Registrant, the expected timing of the completion (if any) of the proposed resignation of the Trustee or appointment of a successor trustee, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” “may,” “intends” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause the Registrant’s actual results to differ materially from the results it anticipates include, but are not limited to the inability of the Trustee to resign or Argent to assume duties as successor trustee due to the failure to obtain necessary unitholder or court approval or the failure to satisfy other conditions in the Trustee’s agreement with Argent.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in the materials represent the Trustee’s views as of the date hereof. The Trustee anticipates that subsequent events and developments may cause its views to change. However, while the Trustee may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Trustee’s views as of any date subsequent to the date hereof.

Additional Information and Where to Find It

In connection with the Trustee’s proposed resignation and nomination of Argent as successor trustee, the Registrant will file with the SEC and furnish to the unitholders a proxy statement and other relevant documents. This Current Report on Form 8-K does not constitute a solicitation of any vote or approval. Unitholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed transaction or incorporated by reference in the proxy statement because they will contain important information about the proposed transaction.

Unitholders will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, unitholders may obtain a free copy of the Registrant’s filings with the SEC from the Registrant’s website at http://www.sbr-sabine.com/ or by directing a request to the Trustee by calling (855) 588-7839.

The Registrant, the Trustee and the Trustee’s directors, executive officers and certain other members of management and employees of the Trustee may be deemed “participants” in the solicitation of proxies from unitholders of the Registrant in favor of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the unitholders of the Registrant in connection with the proposed transaction, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Registrant’s unitholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Trustee in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABINE ROYALTY TRUST

BY: SIMMONS BANK, TRUSTEE

By:	/s/ RON E. HOOPER
Ron E. Hooper
SVP Royalty Trust Management

Date: November 4, 2021